KKR & Co. Inc. Reports Second Quarter 2021 Financial Results August 3, 2021

1 New York, August 3, 2021 – KKR & Co. Inc. (NYSE: KKR) today reported its second quarter 2021 results. Conference Call A conference call to discuss KKR's financial results will be held on August 3, 2021 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management and capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co. "This was an exceptional quarter for KKR. We continue to deliver differentiated investment performance on behalf of our fund investors leading to a record $59 billion of organic inflows this quarter. Alongside record quarterly Fee Related Earnings per share and After-tax Distributable Earnings per share, momentum across the firm remains high." Henry R. Kravis and George R. Roberts Co-Chairmen and Co-Chief Executive Officers of KKR KKR Reports Second Quarter 2021 Financial Results

2 Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP financial measures. These non-GAAP measures are in addition to, and not a substitute for, measures of financial performance prepared in accordance with U.S. GAAP and may have important limitations as analytical tools, because they may exclude items that may be significant in understanding and analyzing our financial results. In addition, these measures are defined or calculated differently by different companies in our industry and, accordingly, investors should use caution when considering the measures used in this presentation compared to similarly titled measures of other companies. Please see the Appendix for additional important information about the non-GAAP measures presented herein and a reconciliation of non- GAAP measures to comparable GAAP measures. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 19, 2021 and its other filings with the SEC, which are available at www.sec.gov. Contact Information Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com KKR Reports Second Quarter 2021 Financial Results

KKR & Co. Inc. Second Quarter Earnings

KKR's Second Quarter 2021 GAAP Results (Unaudited)

- GAAP Net Income Attributable to KKR & Co. Inc. Common Stockholders was $1.3 billion in the quarter. GAAP Stockholders' Equity Per Outstanding Share of Common Stock was $25.39 at quarter end

($ in thousands, except per share data)		2Q'20		2Q'21		2Q'20 YTD		2Q'21 YTD
Revenues								
Asset Management	$	1,331,994	$	2,200,919	$	330,489	$	5,378,877
Insurance		—		935,262		—		2,320,310
Total Revenues	**$**	**1,331,994**	**$**	**3,136,181**	**$**	**330,489**	**$**	**7,699,187**
Expenses								
Asset Management		757,068		1,355,370		660,376		2,844,364
Insurance		—		636,342		—		2,243,893
Total Expenses	**$**	**757,068**	**$**	**1,991,712**	**$**	**660,376**	**$**	**5,088,257**
Total Investment Income (Loss) - Asset Management	**$**	**1,582,503**	**$**	**3,462,072**	**$**	**(2,101,316)**	**$**	**6,349,717**
Income Tax Expense (Benefit)		206,264		343,667		(154,415)		782,406
Redeemable Noncontrolling Interests		—		1,337		—		1,337
Noncontrolling Interests		1,244,196		2,946,262		(1,703,233)		5,191,793
Preferred Stock Dividends		8,341		37,603		16,682		63,194
Net Income - KKR Common Stockholders	**$**	**698,628**	**$**	**1,277,672**	**$**	**(590,237)**	**$**	**2,921,917**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock								
Basic	$	1.25	$	2.19	$	(1.06)	$	5.04
Diluted	$	1.24	$	2.05	$	(1.06)	$	4.73
Weighted Average Shares of Common Stock Outstanding								
Basic		558,774,162		582,398,367		558,961,992		579,578,831
Diluted		565,611,138		630,390,360		558,961,992		625,668,629

		4Q'20		2Q'21
KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock	**$**	**21.15**	**$**	**25.39**

Note: All figures in this presentation are as of June 30, 2021, unless otherwise specifically indicated. Results for the six months ended June 30, 2021 only include the results of Global Atlantic for the five months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding.

KKR

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2 Note: LTM refers to last twelve months. See the Appendix for GAAP reconciliations and other important information. See page 24 for record and payment dates for common and preferred stock and information about the redemption of Series B Preferred Stock. Financial Measures • Fee Related Earnings (“FRE”) of $470 million ($0.53/adj. share) in the quarter, up 68% year-over-year • FRE was $1.6 billion in the LTM ($1.80/adj. share), up 49% year-over-year • After-tax Distributable Earnings (“DE”) of $926 million ($1.05/adj. share) in the quarter, up 153% year-over-year • DE was $2.6 billion in the LTM ($2.95/adj. share), up 57% year-over-year • Book Value Per Adjusted Share (“BVPS”) of $27.03 at quarter end including $16.96 per adjusted share of Net Cash and Investments Capital Metrics • Assets Under Management (“AUM”) of $429 billion, up 93% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $319 billion, up 99% year- over-year • Uncalled Commitments of $112 billion, up 68% year-over-year • New Capital Raised of $59 billion in the quarter and $94 billion in the LTM • New capital raised in the quarter includes $41 billion from initial closes at North America Fund XIII, Global Infrastructure Investors IV and Core Private Equity II • Capital Invested of $19 billion in the quarter and $43 billion in the LTM Corporate • Regular dividend of $0.145 per share of common stock was declared for the quarter KKR’s Second Quarter 2021 Highlights

KKR's Second Quarter 2021 Segment Earnings

($ in thousands, except per share data)	2Q'20	2Q'21	2Q'20 YTD	2Q'21 YTD
Management Fees	$ 337,118	$ 480,122	$ 673,192	$ 919,862
Transaction and Monitoring Fees, Net	99,901	259,761	179,329	395,438
Fee Related Performance Revenues	8,532	14,567	17,688	24,863
Fee Related Compensation	(88,852)	(169,751)	(172,197)	(301,536)
Other Operating Expenses	(77,043)	(114,550)	(160,574)	(204,711)
Fee Related Earnings	**$ 279,656**	**$ 470,149**	**$ 537,438**	**$ 833,916**
Realized Performance Income	346,866	618,310	709,998	789,619
Realized Performance Income Compensation	(216,590)	(413,024)	(441,868)	(523,010)
Realized Investment Income	90,325	368,863	235,489	830,136
Realized Investment Income Compensation	(11,239)	(55,330)	(28,843)	(124,521)
Asset Management Segment Operating Earnings	**489,018**	**988,968**	**1,012,214**	**1,806,140**
Insurance Segment Operating Earnings	**—**	**127,520**	**—**	**190,785**
Distributable Operating Earnings	**489,018**	**1,116,488**	**1,012,214**	**1,996,925**
Interest Expense, Preferred Dividends and Other	(60,127)	(77,864)	(116,991)	(146,942)
Income Taxes Paid	(63,315)	(113,049)	(123,350)	(264,169)
After-tax Distributable Earnings	**$ 365,576**	**$ 925,575**	**$ 771,873**	**$ 1,585,814**
Additional Metrics:				
FRE per Adjusted Share	$ 0.33	$ 0.53	$ 0.64	$ 0.95
After-tax DE per Adjusted Share	$ 0.43	$ 1.05	$ 0.91	$ 1.80
Total Asset Management Segment Revenues	$ 882,742	$ 1,741,623	$ 1,815,696	$ 2,959,918
Assets Under Management	$ 221,756,700	$ 428,947,500	$ 221,756,700	$ 428,947,500
Fee Paying Assets Under Management	$ 160,329,800	$ 319,344,200	$ 160,329,800	$ 319,344,200

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

KKR

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4 Management Fees and Fee Related Earnings Fee Related Earnings Per Adjusted Share • Increased by 28% to $1.7 billion in the LTM • North America XIII, Global Infrastructure IV and Health Care Strategic Growth II all entered their investment periods in 2Q'21 Management Fees ($ in millions) • Grew 44% over the LTM comparable period while margins increased from 59% to 61% • Management fee growth and strong performance in Capital Markets drove the increase in FRE per adjusted share $1,093 $1,249 $1,442 $1,317 $1,688 2018 2019 2020 LTM 2Q'20 LTM 2Q'21 58% 61%$1.25 $1.80 59% 61% FRE per adjusted share FRE margin LTM 2Q'20 LTM 2Q'21

5 Assets Under Management • AUM increased to $429 billion, up 93% year-over-year, with $59 billion of organic new capital raised in the quarter and $94 billion in the LTM • Fee Paying AUM of $319 billion was up 99% year-over-year, with $40 billion of new capital raised in the quarter and $81 billion in the LTM • Perpetual Capital reached $130 billion, up 6x year-over-year driven primarily by Global Atlantic. Perpetual capital represents 30% of AUM and 38% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) Note: Perpetual capital is defined as capital of indefinite duration, which may be withdrawn under certain conditions. See Appendix for endnotes about its definition and additional important information. $222 $429 2Q'20 2Q'21 $160 $319 2Q'20 2Q'21 $19 $130 2Q'20 2Q'21

6 Additional Capital Detail Uncalled Commitments ($ in billions) • Dry Powder: Uncalled commitments of $112 billion are diversified across the firm’s strategies and are up 68% year-over-year • AUM Not Yet Paying Fees: At quarter end, there was $42 billion of committed capital with a weighted average management fee rate of over 100bps that becomes payable when the capital is invested or enters its investment period, up 49% year-over-year • Carry Eligible AUM: Of the $233 billion of carried interest eligible AUM, $149 billion or 64% is above cost and accruing carry • Performance Fee Eligible AUM: $284 billion, up 58% year-over-year Note: See Appendix for endnotes for additional information. $67 $112 2Q'20 2Q'21 Total Performance Fee Eligible AUM ($ in billions) $179 $284 2Q'20 2Q'21

7 QTD 21% 86% Private Equity Real Assets Private Equity Flagship Funds Opportunistic Real Estate Portfolio Infrastructure Portfolio Credit Alternative Credit Composite • Strong unrealized appreciation across strategies led to a 12% increase in gross unrealized carried interest to $7.6 billion quarter-over-quarter Private Equity Portfolio LTM Gross Return 13% 1% 56%9% 30%6% 21%10% Note: Private equity for this presentation excludes growth equity (including impact) and core investments, except where the context otherwise requires. See Appendix for endnotes explaining composition of the portfolios, funds and composites presented on this page and for other important information. Past performance is no guarantee of future results. Leveraged Credit Composite 15%2% Fund Investment Performance

Segment Detail

Asset Management Segment – Private Markets

- **AUM:** Increased 31% quarter-over-quarter and 87% year-over-year to $234 billion with new capital raised of $52 billion in the quarter and $59 billion YTD
  - New capital raised in 2Q encompassed $41 billion from initial closings in North America XIII, Global Infrastructure IV and Core Private Equity II. Additional activity included $5 billion in Core Infrastructure and $4 billion across several Real Estate strategies
- **Realizations:** Carried Interest in 2Q driven by sales of UFC, Calabrio and multiple secondary transactions
- **Capital Invested:** $8 billion in the quarter and $12 billion YTD. In 2Q, $7 billion was invested equally across Private Equity, Infrastructure and Real Estate strategies
- **Appreciation:** Driven by strong performance in both public and private holdings, the Private Equity Portfolio appreciated 56% in the LTM, with the Private Equity Flagship Funds up 86%

($ in thousands)		2Q'20		2Q'21		2Q'20 YTD		2Q'21 YTD
Management Fees	$	224,877	$	318,297	$	445,952	$	605,264
Transaction Fees		85,478		131,637		102,346		169,018
Monitoring Fees		26,902		32,953		58,051		68,341
Fee Credits		(82,489)		(126,924)		(112,490)		(177,231)
Fee Related Performance Revenues		885		1,701		2,022		3,253
Fee Related Revenues	**$**	**255,653**	**$**	**357,664**	**$**	**495,881**	**$**	**668,645**
Carried Interest	$	345,665	$	590,234	$	671,356	$	755,376
Incentive Fees		—		—		—		1,276
Realized Performance Income	**$**	**345,665**	**$**	**590,234**	**$**	**671,356**	**$**	**756,652**
Operating Metrics:								
Assets Under Management	$	124,828,200	$	233,575,300	$	124,828,200	$	233,575,300
Fee Paying Assets Under Management	$	77,356,100	$	134,936,300	$	77,356,100	$	134,936,300
Capital Invested	$	5,506,000	$	8,252,000	$	6,940,000	$	12,248,000
Uncalled Commitments	$	55,427,200	$	102,136,100	$	55,427,200	$	102,136,100

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KKR

Asset Management Segment – Public Markets

- **AUM:** Increased 3% quarter-over-quarter and 102% year-over-year to $195 billion with new capital raised of $7 billion in the quarter and $14 billion YTD
  - New capital raised during the quarter was diversified across strategies and geographies, including Asia Credit, several additional Private Credit vehicles and CLO issuances in the U.S. and Europe
- **Capital Invested:** $10 billion in the quarter and $13 billion YTD. 2Q deployment was active across Direct Lending, Opportunistic Credit, Dislocation and Asset-Based Finance strategies
- **Appreciation:** The Leveraged Credit Composite appreciated 15% in the LTM, with the Alternative Credit Composite up 30%

($ in thousands)		2Q'20		2Q'21		2Q'20 YTD		2Q'21 YTD
Management Fees	$	112,241	$	161,825	$	227,240	$	314,598
Transaction Fees		6,423		24,220		27,792		40,451
Monitoring Fees		—		—		—		—
Fee Credits		(5,851)		(21,078)		(25,991)		(36,279)
Fee Related Performance Revenues		7,647		12,866		15,666		21,610
Fee Related Revenues	**$**	**120,460**	**$**	**177,833**	**$**	**244,707**	**$**	**340,380**
Carried Interest	$	—	$	15,336	$	35,640	$	15,336
Incentive Fees		1,201		12,740		3,002		17,631
Realized Performance Income	**$**	**1,201**	**$**	**28,076**	**$**	**38,642**	**$**	**32,967**
Operating Metrics:								
Assets Under Management	$	96,928,500	$	195,372,200	$	96,928,500	$	195,372,200
Fee Paying Assets Under Management	$	82,973,700	$	184,407,900	$	82,973,700	$	184,407,900
Capital Invested	$	1,158,900	$	10,274,100	$	4,801,000	$	13,169,700
Uncalled Commitments	$	11,391,600	$	9,994,100	$	11,391,600	$	9,994,100

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KKR

Asset Management Segment – Capital Markets

- **Transaction Fees:** Totaled $219 million in the quarter and $331 million YTD
  - Q2 fees were diversified by geography and transaction type
    - 50% came from North American transactions with 50% from Europe and Asia
    - Infrastructure was the largest fee generating strategy
    - Third party transactions generated 28% of total transaction fees

($ in thousands)	2Q'20	2Q'21	2Q'20 YTD	2Q'21 YTD
Transaction Fees	$ 69,438	$ 218,953	$ 129,621	$ 331,138

Asset Management Segment – Principal Activities

- **Realizations:** Realized Investment Income of $369 million in the quarter and $830 million YTD
  - Realizations in the quarter primarily driven by activity involving Fiserv, Mr. Cooper and FanDuel
- **Balance Sheet Investment Return:** Strong performance of balance sheet investments, up 8% in the quarter and 21% YTD
- **Embedded Gains:** $6.6 billion of embedded gains on the balance sheet at quarter end

($ in thousands)	2Q'20	2Q'21	2Q'20 YTD	2Q'21 YTD
Net Realized Gains (Losses)	$ 36,536	$ 263,353	$ 43,206	$ 636,473
Interest Income and Dividends	53,789	105,510	192,283	193,663
Realized Investment Income	**$ 90,325**	**$ 368,863**	**$ 235,489**	**$ 830,136**

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KKR

12 Note: KKR’s 2Q’21 YTD results only include the results of Global Atlantic for the five months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for endnotes explaining certain terms. 2Q'21 Net Investment Income includes $47 million of realized gains and losses not related to asset/liability matching investments strategies. • Net Investment Income: Net Investment Income of $760 million in the quarter was driven primarily by income from assets under management, and variable investment income derived from realized gains, primarily on the sale of a proprietary investment • Growth in assets under management was primarily driven by net inflows from the individual markets channel and new flow reinsurance transactions in the institutional channel, and market appreciation • Net Cost of Insurance: Net Cost of Insurance totaled $390 million in the quarter, driven primarily by stable liability performance across inforce and new business Insurance Segment ($ in thousands) 2Q'20 2Q'21 2Q'20 YTD 2Q'21 YTD Net Investment Income $ — $ 759,503 $ — $ 1,205,401 Net Cost of Insurance — (389,932) — (640,151) General, Administrative and Other — (123,347) — (198,836) Pre-tax Insurance Operating Earnings — 246,224 — 366,414 Income Taxes — (37,476) — (54,102) Net Income Attributable to Noncontrolling Interests — (81,228) — (121,527) Insurance Segment Operating Earnings $ — $ 127,520 $ — $ 190,785 Additional Metrics: Global Atlantic Book Value — 3,128,362 — 3,128,362

13 • Book Value Per Adjusted Share: Increased 52% year-over-year and 17% since 4Q’20 driven primarily by strong investment performance • Net cash and investments of $16.96 per adjusted share at quarter end, compared to $12.08 at 2Q'20 • Cash and Investments: $21 billion at quarter end • Global Atlantic Book Value: Reflects our ~61% economic ownership Book Value Book Value Per Adjusted Share Note: See Appendix for GAAP reconciliations, endnotes and other important information. ($ in millions, except per share data) 4Q'20 2Q'21 (+) Cash and Short-term Investments $ 5,961 $ 3,630 (+) Investments 14,992 17,574 (+) Net Unrealized Carried Interest 2,626 4,333 (+) Other Assets 4,199 4,437 (+) Global Atlantic Book Value — 3,128 (-) Debt Obligations - KKR 4,688 5,138 (-) Debt Obligations - KFN 949 949 (-) Tax Liabilities, Net 486 1,718 (-) Other Liabilities 858 1,271 (-) Noncontrolling Interests 30 26 (-) Preferred Stock 500 155 Book Value $ 20,267 $ 23,845 Book Value Per Adjusted Share $ 23.09 $ 27.03 $12.15 $14.20 $15.57 $19.24 $23.09 $17.73 $27.03 4Q'16 4Q'17 4Q'18 4Q'19 4Q'20 2Q'20 2Q'21

14 Investments Detail Investment Holdings by Asset Class Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information. ($ in millions) 2Q'21 Investments Fair Value Private Equity $ 5,431 Core Private Equity 4,151 Growth 1,878 Private Equity, Core & Growth Total 11,459 Energy 898 Real Estate 1,529 Infrastructure 683 Real Assets Total 3,111 Leveraged Credit 985 Alternative Credit 925 Credit Total 1,910 Other 1,094 Total Investments $ 17,574 ($ in millions) 2Q'21 Significant Investments Fair Value Fair Value as % of Total Investments USI, Inc. $ 1,091 6% Fiserv, Inc. 975 6% PetVet Care Centers, LLC 851 5% BridgeBio Pharma Inc. 752 4% Heartland Dental, LLC 705 4% Top Significant Investments 4,374 25% Other Investments 13,199 75% Total Investments $ 17,574 100% Private Equity 31% Core Private Equity 24% Growth 11% Energy 5% Real Estate 9% Infrastructure 4% Leveraged Credit 6% Alternative Credit 5% Other 6%

Capital Detail

16 Strategic Investor Partnership and Perpetual Capital Strategic Partnership & Perpetual Capital ($ in billions) Duration of Capital 43% of AUM is perpetual capital or long-dated Note: Perpetual capital is defined as capital of indefinite duration, which may be withdrawn under certain conditions. See Appendix for endnotes about its definition and other important information. $10 $11 $27 $42 $49 $55 $183 $21 $23 $27 $33 $53 $5 $5 $6 $18 $22 $22 $28 $102 2015 2016 2017 2018 2019 2020 2Q'21 89% of AUM with a duration of at least 8+ years at inception Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Capital Subject to Periodic Redemption Long-Dated Strategic Investor Partnerships Perpetual Capital Global Atlantic (Perpetual) 30% 12% 46% 11%

17 Six Months Ended June 30, 2021 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 148,689 $ 102,990 $ 251,679 New Capital Raised 59,316 14,112 73,427 Acquisition of Global Atlantic(2) 12,012 85,491 97,503 Distributions and Other(3) (8,807) (11,098) (19,906) Change in Value 22,365 3,878 26,243 Ending Balance $ 233,575 $ 195,372 $ 428,947 Assets Under Management Rollforward (1) Includes $1,739 million of redemptions by fund investors in Public Markets. (2) Reflects the AUM of Global Atlantic at February 1, 2021. (3) Includes $5,468 million of redemptions by fund investors in Public Markets. Three Months Ended June 30, 2021 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 177,731 $ 189,722 $ 367,453 New Capital Raised 52,225 6,637 58,863 Distributions and Other(1) (6,463) (4,769) (11,231) Change in Value 10,082 3,781 13,863 Ending Balance $ 233,575 $ 195,372 $ 428,947

18 Fee Paying Assets Under Management Rollforward (1) Includes net changes in fee base of certain Private Markets funds of $5,398 million. Includes $1,737 million of redemptions by fund investors in Public Markets. (2) Reflects the FPAUM of Global Atlantic at February 1, 2021. (3) Includes net changes in fee base of certain Private Markets funds of $5,398 million. Includes $3,869 million of redemptions by fund investors in Public Markets. Three Months Ended June 30, 2021 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 109,033 $ 179,407 $ 288,441 New Capital Raised 33,140 6,827 39,967 Distributions and Other(1) (8,012) (4,943) (12,955) Change in Value 775 3,117 3,892 Ending Balance $ 134,936 $ 184,408 $ 319,344 Six Months Ended June 30, 2021 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 94,196 $ 92,021 $ 186,217 New Capital Raised 37,434 14,476 51,910 Acquisition of Global Atlantic(2) 12,012 85,491 97,503 Distributions and Other(3) (9,133) (10,146) (19,279) Change in Value 428 2,566 2,993 Ending Balance $ 134,936 $ 184,408 $ 319,344

Supplemental Information

Investment Vehicle Summary

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE MARKETS BUSINESS LINE									
Private Equity and Growth Funds									
North America Fund XIII	6/2021	6/2027	$ 14,293	$ 14,293	8%	$ —	$ —	$ —	$ —
Americas Fund XII	1/2017	6/2021	13,500	3,913	6%	10,016	1,149	9,822	23,410
North America Fund XI	9/2012	1/2017	8,718	432	3%	9,733	14,800	3,868	8,252
2006 Fund[1]	9/2006	9/2012	17,642	247	2%	17,309	33,747	1,946	3,689
Millennium Fund[1]	12/2002	12/2008	6,000	—	3%	6,000	14,123	—	6
European Fund V	3/2019	7/2025	6,433	2,660	2%	3,772	123	3,734	4,823
European Fund IV	12/2014	3/2019	3,517	68	6%	3,576	3,407	2,279	4,032
European Fund III[1]	3/2008	3/2014	5,516	156	5%	5,360	10,602	256	236
European Fund II[1]	11/2005	10/2008	5,751	—	2%	5,751	8,507	—	34
Asian Fund IV	7/2020	7/2026	14,735	13,571	7%	1,164	—	1,164	1,391
Asian Fund III	4/2017	7/2020	9,000	2,755	6%	6,637	1,778	6,169	11,001
Asian Fund II	4/2013	4/2017	5,825	3	1%	6,839	5,519	3,345	5,291
Asian Fund[1]	7/2007	4/2013	3,983	—	3%	3,974	8,723	17	23
China Growth Fund[1]	11/2010	11/2016	1,010	—	1%	1,010	1,056	330	249
Next Generation Technology Growth Fund II	12/2019	12/2025	2,088	879	7%	1,271	62	1,247	2,017
Next Generation Technology Growth Fund	3/2016	12/2019	659	4	23%	663	474	424	1,826
Health Care Strategic Growth Fund II	5/2021	5/2027	3,522	3,522	7%	—	—	—	—
Health Care Strategic Growth Fund	12/2016	5/2021	1,331	724	11%	737	196	633	1,248
Global Impact Fund	2/2019	2/2025	1,242	580	8%	690	28	670	987
Private Equity and Growth Funds			**124,765**	**43,807**		**84,503**	**104,294**	**35,902**	**68,515**
Co-Investment Vehicles and Other	Various	Various	12,011	3,770	Various	8,579	6,368	5,628	8,704
Core Investment Vehicles	Various	Various	22,813	15,047	33%	7,766	29	7,766	13,334
Total Private Equity, Growth, Core and Other			**159,589**	**62,624**		**100,848**	**110,690**	**49,296**	**90,553**

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

KKR

20

Investment Vehicle Summary (cont'd)

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE MARKETS BUSINESS LINE CONTINUED									
Real Assets									
Energy Income and Growth Fund II	6/2018	8/2022	$ 994	$ 504	20%	$ 595	$ 105	$ 500	$ 680
Energy Income and Growth Fund	9/2013	6/2018	1,974	—	13%	1,971	856	1,220	1,122
Natural Resources Fund[1]	Various	Various	887	—	Various	887	123	194	81
Global Energy Opportunities	Various	Various	914	63	Various	518	161	330	198
Global Infrastructure Investors IV	6/2021	6/2027	14,236	14,236	4%	—	—	—	—
Global Infrastructure Investors III	6/2018	6/2021	7,206	4,019	4%	3,422	282	3,360	3,511
Global Infrastructure Investors II	10/2014	6/2018	3,041	124	4%	3,163	3,387	1,748	2,538
Global Infrastructure Investors	9/2011	10/2014	1,040	—	5%	1,050	2,228	—	—
Asia Pacific Infrastructure Investors	1/2020	1/2026	3,792	3,016	7%	815	39	788	984
Diversified Core Infrastructure Fund	12/2020	(2)	6,773	6,260	7%	513	5	513	513
Real Estate Partners Americas III	12/2020	1/2025	2,954	2,954	10%	—	—	—	—
Real Estate Partners Americas II	5/2017	12/2020	1,921	372	8%	1,786	756	1,388	1,715
Real Estate Partners Americas	5/2013	5/2017	1,229	143	16%	1,016	1,376	186	92
Real Estate Partners Europe II	12/2019	4/2024	2,139	2,139	9%	—	—	—	—
Real Estate Partners Europe	9/2015	12/2019	715	172	9%	619	380	390	528
Asia Real Estate Partners	6/2019	6/2023	1,682	1,451	15%	232	—	232	278
Real Estate Credit Opportunity Partners II	4/2019	6/2022	950	528	5%	422	27	422	441
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	4%	1,008	278	1,008	945
Property Partners Americas	12/2019	(2)	2,013	870	25%	1,143	31	1,143	1,237
Co-Investment Vehicles & Other	Various	Various	4,632	977	Various	3,717	1,363	3,379	3,691
Total Real Assets			**60,222**	**37,949**		**22,875**	**11,395**	**16,799**	**18,553**
Unallocated Commitments[3]			**1,308**	**1,308**	**Various**	**—**	**—**	**—**	**—**
Private Markets Total			**$ 221,119**	**$ 101,881**		**$ 123,723**	**$ 122,085**	**$ 66,095**	**$ 109,106**

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Open ended fund.
(3) Represents unallocated commitments from our strategic investor partnerships.

21

KKR

Investment Vehicle Summary (cont'd) & Additional AUM Detail

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PUBLIC MARKETS BUSINESS LINE[1]									
Alternative Credit									
Dislocation Opportunities Fund	5/2020	11/2021	$ 2,865	$ 1,535	14%	$ 1,331	$ 75	$ 1,331	$ 1,512
Special Situations Fund II	2/2015	3/2019	3,525	284	9%	3,241	1,266	2,230	2,691
Special Situations Fund	1/2013	1/2016	2,274	1	12%	2,273	1,552	920	667
Mezzanine Partners	7/2010	3/2015	1,023	33	4%	990	1,096	324	231
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	803	2%	1,442	322	1,268	1,440
Lending Partners III	4/2017	11/2021	1,498	357	2%	1,141	239	1,141	1,210
Lending Partners II	6/2014	6/2017	1,336	157	4%	1,179	1,110	388	220
Lending Partners	12/2011	12/2014	460	41	15%	419	451	86	22
Lending Partners Europe II	6/2019	9/2023	837	491	7%	346	31	346	349
Lending Partners Europe	3/2015	3/2019	848	186	5%	662	293	375	361
			16,910	**3,887**		**13,023**	**6,435**	**8,407**	**8,703**
Other Alternative Credit Vehicles	**Various**	**Various**	**11,186**	**5,714**	**Various**	**5,472**	**3,978**	**3,323**	**3,619**
Public Markets Total			**$ 28,096**	**$ 9,601**		**$ 18,495**	**$ 10,414**	**$ 11,730**	**$ 12,323**
Total Eligible To Receive Carried Interest			**$ 249,215**	**$ 111,482**		**$ 142,218**	**$ 132,499**	**$ 77,825**	**$ 121,428**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 111,482	$ 121,428	$ 232,911
Incentive Fee Eligible	—	50,626	50,626
Total Performance Fee Eligible	**111,482**	**172,054**	**283,536**
Private Markets	255	18,545	18,800
Credit	393	124,461	124,854
Hedge Fund Partnerships	—	1,757	1,757
Total Assets Under Management	**$ 112,130**	**$ 316,817**	**$ 428,948**

(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

KKR

22

Stock Summary

From December 31, 2020 through July 30, 2021, KKR used a total of approximately $242 million to repurchase 2.7 million shares in the open market and to retire equity awards representing 2.4 million shares that otherwise would have been issued to participants under KKR's equity incentive plans. During this period, open market purchases and retirements were made at an average cost of $47.45 per share.

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[1]
Open Market Share Repurchases	55.0
Reduction of Shares for Retired Equity Awards[2]	21.5
Total Repurchased Shares and Retired Equity Awards	**76.5**
Total Capital Used	$1,598
Average Price Paid Per Share	$20.89
Remaining Availability under Current Share Repurchase Plan	$218

Adjusted Shares	3Q'20	4Q'20	1Q'21	2Q'21
Common Stock	566,334,746	572,893,738	578,269,039	583,030,973
KKR Holdings Units and Other Exchangeable Securities[3]	278,781,478	275,626,493	274,590,201	272,250,240
Common Stock - Series C Mandatory Convertible Preferred Stock[4]	32,760,434	29,092,933	26,822,600	26,822,600
Adjusted Shares[5]	**877,876,658**	**877,613,164**	**879,681,840**	**882,103,813**

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through July 30, 2021.
(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.
(3) Shares that may be issued by KKR & Co. Inc. upon exchange of KKR Holdings units and other securities that are exchangeable for KKR common stock.
(4) Assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of KKR & Co. Inc. common stock for the periods presented.
(5) Amounts exclude unvested shares granted under the equity incentive plans.

23

KKR

24 Dividends The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained. Common Stock A dividend of $0.145 per share of common stock has been declared for the second quarter of 2021, which will be paid on August 31, 2021 to holders of record of common stock as of the close of business on August 16, 2021. Series B Preferred Stock A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on September 15, 2021 to holders of record of Series B Preferred Stock as of the close of business on September 1, 2021. Series C Mandatory Convertible Preferred Stock A dividend of $0.75 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on September 15, 2021 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on September 1, 2021. Series B Preferred Stock Redemption KKR will be providing notice to holders of its outstanding Series B Preferred Stock that it has elected to redeem in full such series of preferred stock on September 15, 2021 at a redemption price per share equal to the $25.00 liquidation preference plus declared and unpaid dividends, if any. Other Corporate Information

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)		2Q'20		2Q'21		2Q'20 YTD		2Q'21 YTD
Revenues								
Asset Management								
Fees and Other	$	393,473	$	675,526	$	774,045	$	1,168,837
Capital Allocation-Based Income (Loss)		938,521		1,525,393		(443,556)		4,210,040
		1,331,994		2,200,919		330,489		5,378,877
Insurance								
Net Premiums		—		(452,133)		—		724,009
Policy Fees		—		312,262		—		513,945
Net Investment Income		—		716,497		—		1,161,278
Net Investment Gains (Losses)		—		326,558		—		(129,144)
Other Income		—		32,078		—		50,222
		—		935,262		—		2,320,310
Total Revenues	$	1,331,994	$	3,136,181	$	330,489	$	7,699,187
Expenses								
Asset Management								
Compensation and Benefits		591,324		1,099,423		329,187		2,406,220
Occupancy and Related Charges		17,579		18,651		33,901		33,851
General, Administrative and Other		148,165		237,296		297,288		404,293
		757,068		1,355,370		660,376		2,844,364
Insurance								
Policy Benefits and Claims		—		411,199		—		1,896,517
Amortization of Policy Acquisition Costs		—		(20,031)		—		(40,509)
Interest Expense		—		11,373		—		22,045
Insurance Expenses		—		100,973		—		153,057
General, Administrative and Other		—		132,828		—		212,783
		—		636,342		—		2,243,893
Total Expenses	$	757,068	$	1,991,712	$	660,376	$	5,088,257
Investment Income (Loss) - Asset Management								
Net Gains (Losses) from Investment Activities		1,480,869		3,220,053		(2,463,635)		5,916,253
Dividend Income		9,969		125,821		178,668		201,567
Interest Income		331,732		381,254		685,187		748,709
Interest Expense		(240,067)		(265,056)		(501,536)		(516,812)
Total Investment Income (Loss)	$	1,582,503	$	3,462,072	$	(2,101,316)	$	6,349,717
Income Tax Expense (Benefit)		206,264		343,667		(154,415)		782,406
Redeemable Noncontrolling Interests		—		1,337		—		1,337
Noncontrolling Interests		1,244,196		2,946,262		(1,703,233)		5,191,793
Preferred Stock Dividends		8,341		37,603		16,682		63,194
Net Income - KKR Common Stockholders	$	698,628	$	1,277,672	$	(590,237)	$	2,921,917

KKR

26

27 GAAP Condensed Consolidated Balance Sheet (Unaudited) ($ in millions, except per share data) 4Q'20 2Q'21 Assets Asset Management Cash and Cash Equivalents $ 6,508 $ 5,170 Investments 69,275 83,442 Other Assets 4,024 4,174 79,807 92,786 Insurance Cash and Cash Equivalents — 6,492 Investments — 101,044 Other Assets — 28,913 — 136,449 Total Assets $ 79,807 $ 229,235 Liabilities and Equity Asset Management Debt Obligations 33,424 36,316 Other Liabilities 5,583 9,066 39,007 45,383 Insurance Debt Obligations — 1,436 Other Liabilities — 129,917 — 131,353 Total Liabilities $ 39,007 $ 176,736 Redeemable Noncontrolling Interests — 92 Stockholders' Equity Stockholders' Equity - Series A & B Preferred Stock 483 150 Stockholders' Equity - Series C Mandatory Convertible Preferred Stock 1,116 1,116 Stockholders' Equity - Series I and II Preferred Stock, Common Stock 12,118 14,803 Noncontrolling Interests 27,083 36,338 Total Equity $ 40,800 $ 52,407 Total Liabilities and Equity $ 79,807 $ 229,235

28 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) 3Q'20 4Q'20 1Q'21 2Q'21 GAAP Shares of Common Stock Outstanding 566,334,746 572,893,738 578,269,039 583,030,973 Adjustments: KKR Holdings Units 278,781,478 275,626,493 273,367,712 271,027,751 Other Exchangeable Securities — — 1,222,489 1,222,489 Common Stock - Series C Mandatory Convertible Preferred Stock 32,760,434 29,092,933 26,822,600 26,822,600 Adjusted Shares 877,876,658 877,613,164 879,681,840 882,103,813 Unvested Shares of Common Stock and Other Exchangeable Securities 15,683,349 23,892,201 26,687,308 30,110,513 2Q'20 2Q'21 2Q'20 YTD 2Q'21 YTD Weighted Average GAAP Shares of Common Stock Outstanding - Basic 558,774,162 582,398,367 558,961,992 579,578,831 Adjustments: Weighted Average KKR Holdings Units 286,290,915 272,287,730 287,306,484 273,511,107 Weighted Average Other Exchangeable Securities — 1,222,489 — 1,080,653 Weighted Average Common Stock - Series C Mandatory Convertible Preferred Stock — 26,822,600 — 26,822,600 Weighted Average Adjusted Shares 845,065,077 882,731,186 846,268,476 880,993,191

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	2Q'20	2Q'21	2Q'20 YTD	2Q'21 YTD	2Q'20 LTM	2Q'21 LTM
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders (GAAP)	$ 698,628	$ 1,277,672	$ (590,237)	$ 2,921,917	$ 166,077	$ 5,458,108
Preferred Stock Dividends	8,341	37,603	16,682	63,194	33,364	103,067
Net Income (Loss) Attributable to Noncontrolling Interests	1,244,196	2,947,599	(1,703,233)	5,193,130	(825,465)	10,011,452
Income Tax Expense (Benefit)	206,264	343,667	(154,415)	782,406	41,343	1,545,918
Income (Loss) Before Tax (GAAP)	$ 2,157,429	$ 4,606,541	$ (2,431,203)	$ 8,960,647	$ (584,681)	$ 17,118,545
Impact of Consolidation and Other	(634,995)	(2,143,586)	1,398,014	(3,522,153)	1,192,210	(6,624,906)
Equity-based Compensation - KKR Holdings[1]	21,098	10,536	41,794	26,970	87,169	65,915
Preferred Stock Dividends	(8,341)	(8,341)	(16,682)	(16,682)	(33,364)	(33,364)
Income Taxes Paid	(63,315)	(113,049)	(123,350)	(264,169)	(216,021)	(406,769)
Asset Management Adjustments:						
Unrealized Carried Interest	(478,027)	(851,976)	1,181,913	(2,960,994)	829,798	(5,213,710)
Net Unrealized Gains (Losses)	(867,581)	(975,378)	1,106,950	(2,292,022)	473,292	(5,096,712)
Unrealized Performance Income Compensation	199,375	373,091	(476,499)	1,269,998	(326,366)	2,213,982
Strategic Corporate Transaction-Related Charges	—	5,260	—	10,135	—	30,208
Equity-based Compensation	38,264	43,947	87,598	93,708	188,517	242,309
Equity-based Compensation - Performance based	1,669	17,495	3,338	32,051	6,712	38,909
Non-Recurring Items	—	—	—	—	22,839	—
Insurance Adjustments:						
Net Gains (Losses) from Investments and Derivatives	—	(30,152)	—	259,083	—	259,083
Strategic Corporate Transaction-Related Charges	—	7,197	—	12,016	—	12,016
Equity-based and Other Compensation	—	16,564	—	23,975	—	23,975
Amortization of Acquired Intangibles	—	4,902	—	7,353	—	7,353
Income Taxes	—	(37,476)	—	(54,102)	—	(54,102)
After-tax Distributable Earnings	$ 365,576	$ 925,575	$ 771,873	$ 1,585,814	$ 1,640,105	$ 2,582,732
Interest Expense	50,784	64,109	98,218	121,654	190,911	234,473
Preferred Stock Dividends	8,341	8,341	16,682	16,682	33,364	33,364
Net Income Attributable to Noncontrolling Interests	1,002	5,414	2,091	8,606	4,775	14,357
Income Taxes Paid	63,315	113,049	123,350	264,169	216,021	406,769
Distributable Operating Earnings	$ 489,018	$ 1,116,488	$ 1,012,214	$ 1,996,925	$ 2,085,176	$ 3,271,695
Insurance Segment Operating Earnings	—	(127,520)	—	(190,785)	—	(190,785)
Realized Performance Income	(346,866)	(618,310)	(709,998)	(789,619)	(1,248,645)	(1,245,320)
Realized Performance Income Compensation	216,590	413,024	441,868	523,010	793,122	778,213
Realized Investment Income	(90,325)	(368,863)	(235,489)	(830,136)	(672,193)	(1,239,306)
Realized Investment Income Compensation	11,239	55,330	28,843	124,521	98,628	202,508
Fee Related Earnings	$ 279,656	$ 470,149	$ 537,438	$ 833,916	$ 1,056,088	$ 1,577,005

(1) Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding but previously unallocated units of KKR Holdings.

29

KKR

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)		2Q'20		2Q'21		2Q'20 YTD		2Q'21 YTD
After-tax Distributable Earnings	$	365,576	$	925,575	$	771,873	$	1,585,814
Interest Expense		50,784		64,109		98,218		121,654
Preferred Stock Dividends		8,341		8,341		16,682		16,682
Net Income Attributable to Noncontrolling Interests		1,002		5,414		2,091		8,606
Income Taxes Paid		63,315		113,049		123,350		264,169
Distributable Operating Earnings	$	489,018	$	1,116,488	$	1,012,214	$	1,996,925
Insurance Segment Operating Earnings		—		(127,520)		—		(190,785)
Realized Performance Income		(346,866)		(618,310)		(709,998)		(789,619)
Realized Performance Income Compensation		216,590		413,024		441,868		523,010
Realized Investment Income		(90,325)		(368,863)		(235,489)		(830,136)
Realized Investment Income Compensation		11,239		55,330		28,843		124,521
Fee Related Earnings	$	279,656	$	470,149	$	537,438	$	833,916
Insurance Segment Operating Earnings		—		127,520		—		190,785
Realized Performance Income		346,866		618,310		709,998		789,619
Realized Performance Income Compensation		(216,590)		(413,024)		(441,868)		(523,010)
Realized Investment Income		90,325		368,863		235,489		830,136
Realized Investment Income Compensation		(11,239)		(55,330)		(28,843)		(124,521)
Depreciation and Amortization		4,817		6,029		9,621		12,193
Adjusted EBITDA	$	493,835	$	1,122,517	$	1,021,835	$	2,009,118

30

KKR

31 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) ($ in thousands) 2Q'20 2Q'21 2Q'20 YTD 2Q'21 YTD Total GAAP Revenues $ 1,331,994 $ 3,136,181 $ 330,489 $ 7,699,187 Insurance GAAP Revenues — (935,262) — (2,320,310) Impact of Consolidation and Other 98,476 133,840 193,505 257,288 Capital Allocation-Based Income (GAAP) (938,521) (1,525,393) 443,556 (4,210,040) Realized Carried Interest 345,665 605,570 706,996 770,712 Realized Investment Income 90,325 368,863 235,489 830,136 Insurance Segment Management Fees — 38,908 — 61,838 Capstone Fees (17,195) (21,028) (38,113) (41,108) Expense Reimbursements (28,002) (60,056) (56,226) (87,785) Total Asset Management Segment Revenues $ 882,742 $ 1,741,623 $ 1,815,696 $ 2,959,918

32 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) 4Q'16 4Q'17 4Q'18 4Q'19 4Q'20 2Q'20 2Q'21 KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock $ 5,457,279 $ 6,703,382 $ 8,167,056 $ 10,324,936 $ 12,118,472 $ 9,472,314 $ 14,803,001 Series C Mandatory Convertible Preferred Stock — — — — 1,115,792 — 1,115,792 Impact of Consolidation and Other 101,189 196,742 188,056 310,380 520,710 293,935 (218,392) KKR Holdings and Other Exchangeable Securities 4,389,285 4,844,271 4,625,448 5,728,634 6,512,382 5,221,844 8,033,308 Accumulated Other Comprehensive Income (AOCI) and Other (Insurance) — — — — — — 111,044 Equity Impact of KKR Management Holdings Corp. (151,162) (70,486) — — — — — Book Value $ 9,796,591 $ 11,673,909 $ 12,980,560 $ 16,363,950 $ 20,267,356 $ 14,988,093 $ 23,844,753 Adjusted Shares 806,137,733 822,146,070 833,938,476 850,388,924 877,613,164 845,119,364 882,103,813 Book Value per Adjusted Share $ 12.15 $ 14.20 $ 15.57 $ 19.24 $ 23.09 $ 17.73 $ 27.03

KKR's Second Quarter 2021 Segment Earnings – Detailed View

($ in thousands)		2Q'20		2Q'21		2Q'20 YTD		2Q'21 YTD
Management Fees	$	337,118	$	480,122	$	673,192	$	919,862
Transaction Fees		161,339		374,810		259,759		540,607
Monitoring Fees		26,902		32,953		58,051		68,341
Fee Credits		(88,340)		(148,002)		(138,481)		(213,510)
Fee Related Performance Revenues		8,532		14,567		17,688		24,863
Fee Related Compensation		(88,852)		(169,751)		(172,197)		(301,536)
Other Operating Expenses		(77,043)		(114,550)		(160,574)		(204,711)
Fee Related Earnings	**$**	**279,656**	**$**	**470,149**	**$**	**537,438**	**$**	**833,916**
Realized Carried Interest		345,665		605,570		706,996		770,712
Incentive Fees		1,201		12,740		3,002		18,907
Realized Performance Income Compensation		(216,590)		(413,024)		(441,868)		(523,010)
	$	**130,276**	**$**	**205,286**	**$**	**268,130**	**$**	**266,609**
Net Realized Gains (Losses)		36,536		263,353		43,206		636,473
Interest Income and Dividends		53,789		105,510		192,283		193,663
Realized Investment Income Compensation		(11,239)		(55,330)		(28,843)		(124,521)
	$	**79,086**	**$**	**313,533**	**$**	**206,646**	**$**	**705,615**
Asset Management Segment Operating Earnings	**$**	**489,018**	**$**	**988,968**	**$**	**1,012,214**	**$**	**1,806,140**
Insurance Segment Operating Earnings	**$**	**—**	**$**	**127,520**	**$**	**—**	**$**	**190,785**
Distributable Operating Earnings	**$**	**489,018**	**$**	**1,116,488**	**$**	**1,012,214**	**$**	**1,996,925**
Interest Expense		(50,784)		(64,109)		(98,218)		(121,654)
Preferred Dividends		(8,341)		(8,341)		(16,682)		(16,682)
Net Income Attributable to Noncontrolling Interests		(1,002)		(5,414)		(2,091)		(8,606)
Income Taxes Paid		(63,315)		(113,049)		(123,350)		(264,169)
After-tax Distributable Earnings	**$**	**365,576**	**$**	**925,575**	**$**	**771,873**	**$**	**1,585,814**

Note: KKR's 2Q'21 YTD results only include the results of Global Atlantic for the five months beginning on February 1, 2021.

KKR

33

34 Notes to page 3 – KKR’s Second Quarter 2021 Segment Earnings • The amount of tax benefit from equity-based compensation for 2Q’21 and 2Q’20 was $55.2 million and $14.8 million, respectively, and for 2Q'21 YTD and 2Q'20 YTD was $98.2 million and $26.7 million, respectively. Its inclusion in After-tax Distributable Earnings had the effect of increasing this metric for 2Q'21 and 2Q'20 by 6% and 4%, respectively, and for 2Q'21 YTD and 2Q'20 by 6% and 3%, respectively. Notes to pages 5 and 16 – Assets Under Management and Strategic Investor Partnership and Perpetual Capital • Perpetual Capital refers to a component of AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate a client’s investment management agreement with KKR. Notes to page 6 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds includes $10.8 billion and $0.8 billion to its Private Markets and Public Markets business lines, respectively. Notes to page 7 – Fund Investment Performance • Private Equity Portfolio refers to the portfolio of investments held by all KKR’s private equity flagship funds that have been investing for at least two years. This portfolio does not include investments from KKR’s growth equity (including impact) funds or core investments. • Private Equity Flagship Funds refers to Americas Fund XII, European Fund V and Asian Fund III, which represent the most recently raised flagship private equity funds within each of KKR's major geographic regions that have been investing for at least two years. • Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds that have been investing for at least two years, including KKR Real Estate Partners Americas II and KKR Real Estate Partners Europe. This portfolio does not include investments from KKR's core plus real estate fund or real estate credit funds. • Infrastructure Portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure equity funds that have been investing for at least two years. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure. • The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR’s U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit. • The Alternative Credit Composite refers to the composite of investment returns across KKR’s flagship investment funds that have called capital from their investors in KKR’s special situations, dislocation and private credit strategies, including direct lending, mezzanine and private opportunistic credit funds. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 20 to 22. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Notes to page 12 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Important Information − Endnotes

35 Notes to page 13 – Book Value • Starting in the second quarter ended June 30, 2021, the definition of book value was amended to include the implied amount of tax assets and liabilities attributable to KKR Holdings L.P. as if it was subject to corporate income taxes. This change is useful to management and investors in assessing book value because the definition now includes the anticipated impact that the payment of tax liabilities by KKR would have on book value. This change is expected to have had the effect of reducing book value reported for prior periods, which have not been adjusted for this change. • KKR owns 61.5% of Global Atlantic following the completion in the second quarter of certain post-closing purchase price adjustments. • Assuming for the 2021 year that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the ranges above), our book value as of June 30, 2021 would have been reduced by approximately $2.39 per adjusted share, compared to our reported book value of $27.03 per adjusted share on such date. Notes to page 14 – Investments Detail • Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds and the Global Atlantic insurance companies. • Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and private & opportunistic credit appear in these other asset classes. • Significant Investments include the top five investments based on their fair values as of June 30, 2021. Significant Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, and (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments. Accordingly, this list of Significant Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 14 for information about the asset class exposure of KKR's balance sheet. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable. Important Information − Endnotes (cont’d)

36 Important Information – Non-GAAP and Other Measures Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's businesses. They include certain financial measures that are calculated and presented using methodologies other than in accordance with GAAP. These non-GAAP measures, including after-tax distributable earnings (or DE), distributable operating earnings, fee related earnings (or FRE), total asset management segment revenues and book value, are presented prior to giving effect to the allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP financial measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled measures presented by other investment managers. • After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After- tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Series A and B Preferred Stock dividends, Net Income Attributable to Noncontrolling Interests and Income Taxes Paid. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings, because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock. Income Taxes Paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all units in KKR Holdings L.P. and other exchangeable securities were exchanged for common stock of KKR & Co. Inc. Income Taxes Paid includes amounts paid pursuant to the tax receivable agreement and the benefit of tax deductions arising from equity-based compensation, which reduces income taxes paid or payable during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity-based compensation were to be excluded from Income Taxes Paid, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity- based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity.

37 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) deconsolidates KKR’s investment funds and CFEs that KKR manages, (ii) includes the net assets that are attributable to KKR Holdings L.P., and (iii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to investors in KKR’s funds and other noncontrolling interest holders and to the holders of Preferred Stock. KKR's book value includes (x) the net impact of KKR's tax assets and liabilities as prepared under GAAP and (y) the implied amount of tax assets and liabilities attributable to KKR Holdings L.P. as if it was subject to corporate income taxes. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of deferred acquisition costs and income tax. • Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings is presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc., KKR Holdings L.P. and other exchangeable securities, and the consolidation of the investment funds, vehicles and accounts that KKR advises, manages or sponsors (including collateralized financing entities). Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate transaction-related charges and (iv) non-recurring items, if any. Strategic corporate transaction-related items arise from corporate actions and consist primarily of (i) impairments, (ii) non-monetary gains or losses on divestitures, (iii) transaction costs from strategic acquisitions, and (iv) depreciation on real estate that KKR owns and occupies. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by KKR as the investment adviser for Global Atlantic insurance companies and (ii) interest income and expense based on lending arrangements where one or more KKR subsidiaries borrow from a Global Atlantic insurance subsidiary. Inter-segment transactions are recorded by each segment based on the definitive documents that contain arms' length terms and comply with applicable regulatory requirements. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments, which are comprised of the following: • Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes (i) unrealized carried interest, (ii) net unrealized gains (losses) on investments, and (iii) related unrealized performance income compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings. • Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, (iv) Income Taxes, and (v) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings eliminate the impact of: (i) realized (gains) losses related to asset/liability matching investments strategies, (ii) unrealized investment (gains) losses, (iii) changes in the fair value of derivatives, embedded derivatives, and fair value liabilities for fixed-indexed annuities, indexed universal life contracts and variable annuities, and (iv) the associated income tax effects of all exclusions from Insurance Segment Operating Earnings except for equity- based compensation expense. Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management fee expenses that are earned by KKR as the investment adviser of the Global Atlantic insurance companies.

38 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee-related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity-based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment. Other Measures and Terms • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. and other exchangeable securities and the number of shares of common stock assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share. • Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and the Global Atlantic insurance companies; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all AUM of KKR's strategic BDC partnership; and (vii) the fair value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions.

39 Important Information – Non-GAAP and Other Measures (cont’d) Other Measures and Terms (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

40 Important Information – Other Legal Disclosures Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance company. Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein. Estimates and Assumptions Target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

41 Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR (including Global Atlantic), including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of common stock; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After-tax Distributable Earnings, Book Value, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage Global Atlantic’s investments; operation of Global Atlantic following the closing of KKR’s acquisition of Global Atlantic; the Global Atlantic acquisition’s effects on KKR’s operating results; expansion and growth opportunities and other synergies resulting from the Global Atlantic acquisition and other acquisitions, reorganizations or strategic partnerships. These forward-looking statements are based on KKR’s (including Global Atlantic’s) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR (including Global Atlantic) or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, Fee Related Earnings, adjusted EBITDA, core interest expense and book value, debt levels, outstanding shares of common stock and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; changes in Global Atlantic’s business; distraction of KKR’s or Global Atlantic’s management or other diversion of resources within each company caused by the Global Atlantic acquisition; retention of key Global Atlantic employees; Global Atlantic’s ability to maintain business relationships following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; foreign, federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s or Global Atlantic’s business strategies including the ability to realize the anticipated synergies from acquisitions (including the Global Atlantic acquisition), strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s or Global Atlantic’s investments and decreased ability to raise funds; KKR’s and Global Atlantic’s compliance with laws applicable to their respective businesses; changes to Global Atlantic as a consolidated subsidiary of KKR; ability of KKR to manage Global Atlantic’s investments; KKR’s control of Global Atlantic; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in KKR’s or Global Atlantic’s business; outcome of KKR’s or Global Atlantic’s litigation and regulatory matters; and the degree and nature of KKR’s and Global Atlantic’s competition. These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2020, filed with the SEC on February 19, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Important Information – Other Legal Disclosures (cont'd)